

<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
unaudited  consolidated  financial  statements  at May 31, 1998 and for the nine month period ended May 31, 1998 and is qualified in its entirety by reference to such financial  statements.  Earnings per share information has been restated to conform with the requirements of SFAS No. 128, Earnings Per Share.
</LEGEND>
<CIK>                         0001003934
<NAME>                        Unidigital Inc.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                            AUG-31-1998
<PERIOD-START>                               SEP-01-1997
<PERIOD-END>                                 MAY-31-1998
<EXCHANGE-RATE>                                        1
<CASH>                                           162,098
<SECURITIES>                                           0
<RECEIVABLES>                                 15,099,836
<ALLOWANCES>                                    (553,499)
<INVENTORY>                                            0
<CURRENT-ASSETS>                               7,954,335
<PP&E>                                        24,125,494
<DEPRECIATION>                               (10,317,899)
<TOTAL-ASSETS>                                64,065,261
<CURRENT-LIABILITIES>                         13,650,403
<BONDS>                                                0
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                          39,206
<OTHER-SE>                                     9,814,625
<TOTAL-LIABILITY-AND-EQUITY>                  64,065,261
<SALES>                                       32,845,094
<TOTAL-REVENUES>                              32,845,094
<CGS>                                         17,597,651
<TOTAL-COSTS>                                 17,597,651
<OTHER-EXPENSES>                              10,943,509
<LOSS-PROVISION>                                  95,384
<INTEREST-EXPENSE>                             2,126,757
<INCOME-PRETAX>                                1,893,320
<INCOME-TAX>                                     727,299
<INCOME-CONTINUING>                            1,166,021
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                   1,166,021
<EPS-PRIMARY>                                   0.34<F1>
<EPS-DILUTED>                                   0.32<F2>

<F1> Represents  basic  earnings  per share in  accordance  with SAFAS No.  128,
     Earnings Per Share.
<F2> Represents  diluted  earnigns  per share in  accordance  with SFAS No. 128,
     Earnings Per Share.

